UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 28, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 2.03	AMENDMENT TO THE CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

AMENDED REPAYMENT TERMS TO SLOANE INVESTMENTS, INC. FOLLOWING THEIR ACQUISITION OF THE BALANCE OF THE COMPANY’S OUTSTANDING LONG TERM LOAN NOTES

Following the acquisition of all of the balance of the Company’s outstanding Loan Notes and including accrued interest to date, as at July 12, 2010, the Company owed an amount of US$1,057,970.39 (One million fifty seven thousand nine hundred and seventy dollars and thirty nine cents) to Sloane Investments, Inc. and Sloane Investments, Inc. became the Company’s sole outstanding Loan Note Holder.

The Loan Notes acquired by Sloane Investments, Inc. from the various previous Loan Note Holders were due and payable by the Company no later than 12 (twelve) months from the date of their issue by the Company.

These Loan Notes, now having been acquired by Sloane Investments, Inc., are immediately due and payable by the Company to Sloane Investments, Inc. upon demand.

1.	Sloane Investments, Inc. and the Company have agreed that:

1.1
The Company will repay this Loan Note in full, together with accrued interest, from the proceeds of the sale of the Company’s interests in Bouse Gold, Inc. and South Copperstone, Inc. It is specifically provided that the Company shall have settled the outstanding Loan Note together with accrued interest, in full and by no later than August 16, 2010.

1.2
The Company shall have executed upon its sale of its entire interest in Bouse Gold, Inc. and South Copperstone, Inc. by no later than August 16, 2010 with the entire sale proceeds settled to the Company by no later than August 16, 2010.

1.3	The Company will pay interest on the outstanding balance of the Loan Note which is calculated from June 12, 2010 until the date of full settlement and at the rate of 10% (Ten percent) per annum.

In the event of the Company breaching the terms of sub paragraph 1.1 and 1.2 above, the Loan Note, together with accrued interest, due to Sloane Investments, Inc. will become immediately due and payable by the Company.

AMENDED REPAYMENT TERMS TO SLOANE INVESTMENTS, INC. FOLLOWING THEIR ACQUISITION OF A SHORT TERM LOAN DUE BY THE COMPANY

Sloane Investments, Inc. acquired the short term debt owed by the Company to Abaxis, Inc. in the amount of US$207,554.50 (Two hundred and seven thousand five hundred and fifty four dollars and fifty cents) as at July 1, 2010.

The Company had no written loan agreement with Abaxis, Inc. in respect of the terms of repayment and the interest payable for this loan account.

2.	Sloane Investments, Inc. and the Company have agreed that:

2.1
The Company will repay this Loan in full, together with accrued interest, from the proceeds of the sale of the Company’s interests in Bouse Gold, Inc. and South Copperstone, Inc. It is specifically provided that the Company shall have settled the outstanding Loan together with accrued interest, in full and by no later than August 16, 2010.

2.2
The Company shall have executed upon its sale of its entire interest in Bouse Gold, Inc. and South Copperstone, Inc. by no later than August 16, 2010 with the entire sale proceeds settled to the Company by no later than August 16, 2010.

2.3	The Company will pay interest on the outstanding balance of the Loan which is calculated from June 1, 2010 until the date of full settlement and at the rate of 10% (Ten percent) per annum.

In the event of the Company breaching the terms of sub paragraph 2.1 and 2.2 above, this loan, together with accrued interest, due to Sloane Investments, Inc. will become immediately due and payable by the Company.

AMENDMENT TO SHORT TERM IMMEDIATE LOAN FUNDING PROVIDED BY SLOANE INVESTMENTS, INC. TO THE COMPANY

Abaxis, Inc. advised the Company on July 14, 2010 that it will no longer be advancing funds to the Company and that the Company should now seek its funding from Sloane Investments, Inc.

The Company secured on July 20, 2010 an immediate Loan Facility, not to exceed the amount of US$200,000 (Two hundred thousand dollars) from Sloane Investments, Inc. in order to be in a position to pay all of its ongoing expenses; including but not limited to Professional Fees, Investor Relations, Transfer Agent and the distribution costs of an upcoming but yet to be confirmed Dividend from the proceeds of the sale of the Company’s interests in Bouse Gold, Inc. and South Copperstone, Inc.

3.	The terms of this very short term funding provided to the Company by Sloane Investments, Inc. are as follows:

3.1	The Company shall pay a fee to Sloane Investments, Inc. in the amount of US$20,000 (Twenty thousand dollars) for the provision of this immediate short term funding arrangement.

3.2	The Company will pay interest on the outstanding balance of the Loan until its settlement in full by the Company and at the rate of 12% (Twelve percent) per annum.

3.3
The Company will repay this Loan in full, together with the accrued interest and fee, from the proceeds of the sale of the Company’s interests in Bouse Gold, Inc. and South Copperstone, Inc. It is specifically provided that the Company shall have settled the outstanding Loan together with the accrued interest and fee, in full and by no later than August 31, 2010.

3.4
The Company shall have executed upon its sale of its entire interest in Bouse Gold, Inc. and South Copperstone, Inc. by no later than August 16, 2010 with the entire sale proceeds settled to the Company by no later than August 16, 2010.

In the event of the Company breaching the terms of sub paragraphs 3.3 and 3.4 above, this loan facility will be immediately terminated and the outstanding balance due to Sloane Investments, Inc., together with accrued interest, will become immediately due and payable by the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: August 2, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano
President